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                                                                    Exhibit 3(b)

                                     BY-LAWS
                                       of
                          BECTON, DICKINSON AND COMPANY
                            A New Jersey Corporation
                    as Amended and Restated November 26, 2002

                                   ARTICLE I
                                    Offices

         The registered office of Becton, Dickinson and Company ("Company") shall be in the Borough of Paramus, County of Bergen, State of New Jersey or such other place within or without the State of New Jersey as the Board of Directors may designate. The Company may also establish and have such other offices within or without the State of New Jersey, as the Board of Directors may designate or its business may require.

                                   ARTICLE II
                            Meetings of Shareholders

         SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Company in New Jersey, or at such other place, within or without the State of New Jersey, as may be designated by the Board of Directors and stated in the notice of the meeting.

         SECTION 2. A. ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and the transaction of such other business as may be related to the purposes set forth in the notice of the meeting shall be held at such time as may be fixed by the Board of Directors.

         B. SPECIAL MEETING FOR ELECTION OF DIRECTORS. If the annual meeting of shareholders is not held on the date designated, the Board of Directors may call a special meeting of the shareholders for the election of directors and the transaction of other business.

         C. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President upon written request of a majority of the Directors then in office, which request shall state the time, place and purpose of the meeting.

         D. ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.D. and on the




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record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.D.

         In addition to any other applicable requirements, for nominations of persons for election to the Board of Directors or for other business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, that in the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of shareholder's notice as described above.

         Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.D. shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (c) the name and record address of such shareholder, (d) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, (e) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with

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such nomination or proposal of such business by such shareholder and any material interest of such shareholder in such business and (f) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.D; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2.D. shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 3. QUORUM. The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum not be present or represented at any meeting, the Chairman of the meeting or a majority of the shareholders present in person, or by proxy, shall have power to adjourn the meeting without notice until the required voting shares shall be represented. At such adjourned meeting with the requisite amount of voting shares represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 4. NOTICE OF MEETINGS. A written notice of each annual or special meeting of the shareholders of the Company, signed by the Chairman of the Board or the President or the Secretary, which shall state the time, place and purpose of such meeting, shall be delivered personally or mailed, not less than 10 days nor more than 60 days before the date of any such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the shareholder at his address as it appears on the records of the stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

         SECTION 5. VOTING. At all meetings of the shareholders, each holder of common stock having the right to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of common stock of the Company entitled to vote and registered in his name. Each holder of preferred stock of any series shall have such voting powers, if any, as the Board of Directors shall have fixed by resolution prior to the issuance of any shares of such series. Whenever any action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the Certificate of Incorporation.


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         SECTION 6. PROXIES. Any shareholder of record entitled to vote may be represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted.

         SECTION 7. ORGANIZATION. The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman or the President, shall act as chairman of the meeting at all meetings of the shareholders. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a vote of the shareholders.

         SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a vote of the shareholders.

         SECTION 9. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in New Jersey, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Nothing in this
Article II, Section 9 shall require the Board of Directors to take any action with respect to any proposed action or other proposal for which consent is sought other than to fix a record date as provided for herein; and the fixing of any such record date shall not be deemed to be an action taken by the Board of Directors with

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respect to any such proposed action or other proposal for which consent is sought for any other purpose.

         SECTION 10. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Article II, Section 9, to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Article II, Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         SECTION 11. EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Article II, Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in Article II, Section 9.

                                  ARTICLE III
                                    Directors

         SECTION 1. QUALIFICATIONS. Each Director shall be at least 21 years of age, a shareholder of record of the Company, and shall be elected in the manner provided by these By-Laws.

         SECTION 2. DUTIES AND POWERS. The Board of Directors shall control and manage the business and affairs of the Company, and shall exercise all powers of the Company and perform all acts which are not required to be exercised or performed by the shareholders. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they may deem proper.

         SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Company or at such other place within or without the State of New Jersey, as the Chairman of the Board or the Board may designate.

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         SECTION 4. TELEPHONE MEETINGS. Any or all Directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 5. NOTICE OF MEETINGS. There shall be an annual meeting of the Board of Directors held without notice immediately following the annual meeting of shareholders, or as soon thereafter as convenient, at the same place as the annual meeting of shareholders unless some other location is designated by the Chairman of the Board or by the President. Regular meetings, without notice, may be held at such time and place as the Board of Directors may designate. The Chairman of the Board or the President may call any special meeting of the Board of Directors, and shall do so whenever requested in writing by at least one-third of the Directors. Notice of each special meeting shall be mailed to each director at least four days before the date on which the meeting is to be held, or be telephoned or sent to each Director by telegraph, telex, TWX, cable, wireless or similar means of communication, or be delivered in person, not later than the day before the date on which such meeting is to be held. The Board of Directors may meet to transact business at any time and place without notice, provided that each director shall be present, or that any Director or Directors not present shall waive notice in writing, either before or after such meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment.

         SECTION 6. QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All questions coming before the Board of Directors shall be determined and decided by a majority vote of the Directors present, unless the vote of a greater number is required by statute, the Certificate of Incorporation or these By-Laws.

         SECTION 7. ACTION WITHOUT A MEETING. The Board of Directors may act without a meeting if, prior or subsequent to such action, each Director shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

         SECTION 8. COMPENSATION OF DIRECTORS. The Board may, by the affirmative vote of a majority of the Directors then in office, fix reasonable fees or compensation of the Directors for services to the Company, including attendance at meetings of the Board of Directors or Committees of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Each Director shall be entitled to receive reimbursement for reasonable expenses incurred in the performance of his duties.

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                                   ARTICLE IV
                                   Committees

         SECTION 1. HOW CONSTITUTED AND POWERS. The Board of Directors, by resolution of a majority of the Directors then in office, shall appoint from among its members the committees enumerated in the By-laws and may appoint one or more other committees. The Board shall designate one member of each committee its chairman. To the extent provided in the By-law or any resolution conferring or limiting its powers each committee shall have and may exercise all the authority of the Board, except that no committee shall:

         (a) make, alter, or repeal any By-law of the Company;

         (b) elect, appoint or remove any Director, or elect, appoint or remove any corporate officer;

         (c) submit to shareholders any action that requires approval of shareholders;

         (d) amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board;

         (e) act on matters assigned to other committees appointed by the Board of Directors;

         (f) declare or pay any dividends or issue any additional shares of authorized and unissued capital stock; or

         (g) create, dissolve or fill any vacancy on any committee appointed by the Board of Directors.

The Board, by resolution of a majority of the Directors then in office may fill any vacancy in any committee; appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or remove any director from membership on any committee.

         SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee shall consist of not less than 3 members. During the intervals between meetings of the Board of Directors and subject to Section 1 of this Article, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of the Company.


         SECTION 3. FINANCE AND INVESTMENT COMMITTEE. The Finance and Investment Committee shall consist of not less than four members. Based upon periodic reports and recommendations of management, the Finance and Investment Committee shall regularly review the financial and accounting affairs of the Company and shall:

                                      -7-



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         (i)      monitor the Company's financial structure and recommend to the
                  Board appropriate debt or equity financing to meet the Company's long-term objectives;

         (ii) review and approve the Company's dividend policy and recommend to the Board appropriate dividend action;

         (iii) review and approve financial plans, capital expenditure budgets and capital expenditures (including leases) that on an individual basis exceed $10 million and that are not included in the capital expenditure budget;

         (iv) review and approve purchases and dispositions of real property; provided, that notwithstanding the foregoing or anything contained in clause (iii) above to the contrary, any two executive officers of the Company acting together shall have the power, without the need for any approval of the Finance and Investment Committee or the Board, to approve, execute and effect from time to time (A) acquisitions of real property that on an individual basis have purchase prices of up to and including $25 million, and (B) dispositions of real property that on an individual basis have sale prices of up to and including $25 million and do not result in a pre-tax loss of $5 million or more on the consolidated books of the Company;

         (v) review and recommend appropriate Board action with respect to acquisitions and divestitures of assets (including, without limitation, stock and other equity interests in corporations, partnerships or other entities and intellectual property rights, but excluding individual purchases and dispositions of real property and acquisitions of assets approved pursuant to clause (iii) above) that, individually or in the aggregate, in one or more of a series of related transactions, have a purchase or sale price, as applicable, equal to or greater than $10 million;

         (vi) review and approve (A) the establishment of a subsidiary in a country in which the Company has no other subsidiary if the operation of such subsidiary would involve an investment of more than $2.5 million, (B) the dissolution of a subsidiary that would result in a pre-tax loss of $5 million or more on the consolidated books of the Company, (C) the establishment of a subsidiary in a country in which the Company has an existing subsidiary if the operation of such new subsidiary would involve an investment of more than $25 million, and (D) any change in capital of a subsidiary that exceeds $25 million or that would result in a pre-tax charge of $5 million or more on the consolidated books of the Company;

         (vii) (a) periodically review actual results versus original estimates for acquisitions and/or capital expenditures approved five years earlier in individual amounts of $10 million or greater and (b) review on a quarterly basis, pursuant to guidelines established from time to time by this Committee, (i) actions taken by management during the prior three-month

                                      -8-




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                  period without specific Board or Committee approval, pursuant to the delegations of authority set forth in sub-paragraphs
                  (iv), (v) and (vi) above, (ii) any notable changes or deviations in financial condition, and (iii) the Company's foreign exchange exposure and its management thereof; and

         (viii) periodically undertake a comprehensive review of the Company's risk management strategy.

         The Finance and Investment Committee also shall (i) act as fiduciary of the Company's employee benefit plans in the United States and Puerto Rico which require funding, and (ii) be responsible for the selection of fund managers and trustees, the establishment and implementation of funding and investment policies and guidelines, and for the fiscal management and control of all such plans of the Company and its subsidiaries in the United States and Puerto Rico.


         SECTION 4. AUDIT COMMITTEE. The Audit Committee shall consist of not less than three members, none of whom are current or former officers or employees of the Company or any subsidiary of the Company and each of whom is appointed by the Board. The Audit Committee, which is part of the Board, shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, and (2) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and expertise requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee.

         The Audit Committee shall have the authority, following notice to the Chairman of the Board and Chief Executive Officer of the Company, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

In regards to the independent auditor:

1. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, and evaluate, with management, the performance of the independent auditor, and, if so determined by the Audit Committee, recommend to the Board the replacement of the independent auditor.

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2.       Receive reports from the independent auditor at least annually regarding the auditor's independence, discuss such reports with the auditor to the extent they disclose any relationships or services that may impact the objectivity and independence of the outside auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

In regards to financial reporting:

1. Review the annual and quarterly financial statements with management and the independent auditor, including significant reporting issues and judgements made in connection with such financial statements.

2. Review the Company's accounting principles and any changes thereto suggested by the independent auditor, internal auditors or management.

3. Submit the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

In regards to the audit process of the independent auditor:

1. Meet with the independent auditor prior to the audit to review planning and staffing.

2. Review with the independent auditor any problems or difficulties the auditor may have encountered in the course of the audit, and any management letter provided by the auditor and the Company's response to that letter.

3. Discuss with the independent auditor the matters outlined by Statement on Auditing Standards No. 61, as amended from time to time, relating to the conduct of the audit, and obtain from the independent auditor assurance that the procedural, reporting and other requirements of
         Section 10A of the Securities Exchange Act of 1934 have been satisfied.

In regards to the internal audit process:

1. Review the appointment and replacement of the senior internal auditing executive, the adequacy of the internal audit staff and the scope of its activities.

2. Review the significant reports to management prepared by the internal auditing department and management's responses.

3. Review with management, internal audit and the independent auditor the adequacy of internal controls that could significantly affect the Company's financial statements.

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In regards to legal matters:

1. Review with the Company's General Counsel and management legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

         The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         SECTION 5. COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee (the "Committee") shall consist of not less than three members, all of whom are to be "nonemployee directors" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

         The Compensation and Benefits Committee shall: (i) review annually the overall compensation program for the Company's corporate officers, including the executive officers; (ii) approve the compensation of the executive officers, including, but not limited to, regular or periodic compensation and additional or year-end compensation; (iii) review and approve all consulting or employment contracts of the Company or of any subsidiary with any corporate officer, including any executive officer, or with any Director, provided, that any such contract with any Director must also be approved by the Board of Directors; (iv) serve as the granting and administrative committee for the Company's stock option and stock award plans; and (v) perform such other duties as may from time to time be assigned by the Board of Directors with respect to executive compensation.

         In addition, the Committee shall: (i) oversee the administration of employee benefits and benefit plans for the Company and its subsidiaries; (ii) review and approve, or recommend to the Board, new benefits or changes in existing benefits; and (iii) appoint from among the management of the Company committees to administer such employee benefits and benefit plans.

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


         SECTION 6. CORPORATE AFFAIRS COMMITTEE. The Corporate Affairs Committee shall oversee the Company's policies, practices and procedures, as a responsible corporate citizen, in the general areas of ethical conduct and legal compliance, including, but not limited to, issues relating to the following areas:

         o        Communications
                  - To investors; governments; employees; and public, including crisis management organization and activities.

         o        Employment Practices
                  - Equal employment opportunity; business ethics; health and safety matters; and compliance with laws.

         o        Community Relations
                  - Charitable contributions; and environmental compliance.

         o        Customer Relations
                  - Quality control; recall process; and litigation relating to products or to business practices.

         o        Business Practices and Ethics
                  - Foreign Corrupt Practices Act; anti-boycott legislation; antitrust compliance; conflict of interest policy; and insider trading.

         SECTION 7. CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The Corporate Governance and Nominating Committee shall consist of not less than four members and shall be responsible for monitoring, considering and making recommendations to the Board in its areas of responsibility, which are:

         (i) To recommend to the Board candidates for election as directors at the annual meeting of shareholders or to fill vacancies on the Board;

         (ii) To make recommendations concerning the composition, organization and functions of the Board and the performance, qualifications, conduct, including memberships on other boards, and compensation of directors;

         (iii) To monitor and consider the Company's corporate governance and board practices and develop and periodically review a Statement of Corporate Governance Principles for the Company;

         (iv) To monitor and recommend the functions and charters of the various committees of the Board;

         (v)      To make recommendations on the structure of Board meetings;

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         (vi)     To recommend matters for consideration by the Board;

         (vii)    To review periodically the Company's shareholder rights plan;
                  and

         (viii) To review periodically the Company's by-laws and certificate of incorporation;

         provided, however, that any director who is, or at any time in the prior two years was, an officer or employee of the Company or of any subsidiary of the Company, shall recuse him- or herself from all determinations regarding the nomination of candidates for election to the Board and the compensation of directors.

         SECTION 8. MEETINGS AND PROCEDURES. Each committee may make its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and shall also meet at the call of the chairman of the committee, the Chairman of the Board, the President, or a majority of the members of the committee.

         A majority of the members of a committee shall constitute a quorum. The affirmative vote of a majority of all of the members shall be necessary for the adoption of a resolution or to approve any matter within the scope of the authority of a committee. Minutes of the proceedings of a committee shall be recorded in a book provided for that purpose and filed with the Secretary of the Company. A committee may act without a meeting if, prior or subsequent to such action, each member shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the committee.

         Action taken by a committee, with or without a meeting, shall be reported to the Board of Directors at its next regular meeting following such committee action; except that, when the meeting of the Board is held within 2 days after the committee action, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such action.

                                   ARTICLE V
                                    Officers

         SECTION 1. ENUMERATION, APPOINTMENT AND REMOVAL. The corporate officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Sector Presidents, one or more Group Presidents, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and such other corporate officers (including assistant corporate officers) as the Board of Directors may deem necessary or desirable for the transaction of the business of the Company. In its discretion, the Board of Directors may leave unfilled any office except those of the President, Treasurer, and Secretary, and should any vacancy occur among said officers by death, resignation or otherwise, the same shall be filled at the next regular meeting of the Board of Directors or at a special meeting. Any two or more offices may be held by the same person. The


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Board of Directors, by resolution adopted by a majority of the Directors, then in office, shall designate the Chairman of the Board or the President to serve as the Chief Executive Officer of the Company.

         The corporate officers shall be elected at the first meeting of the Board of Directors after the annual election of Directors, and shall hold office until the next succeeding annual meeting of the Board of Directors, subject to the power of the Board of Directors to remove any corporate officer at pleasure by an affirmative vote of the majority of the Directors then in office.

         Every corporate officer shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws, or such duties consistent with these By-laws as may be assigned by the Board of Directors or the Chief Executive Officer.

         SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be elected from among the members of the Board of Directors and shall have general charge and supervision over and responsibility for the business and affairs of the Company. He shall keep the Board of Directors fully informed concerning those areas in his charge, and shall perform such other duties as may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board and of the Vice Chairman of the Board, the Chief Executive Officer shall have all the powers and perform all the duties of the Chairman of the Board.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as these By-laws or the Board of Directors may prescribe.

         SECTION 4. VICE CHAIRMAN OF THE BOARD. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall have all the powers and perform all the duties of the Chairman of the Board. He shall perform such other duties as may be assigned to him by the Board of Directors or Chairman of the Board.

         SECTION 5. PRESIDENT. The President shall have such powers and perform such duties as may be provided by statute, these By-laws, and as may be assigned by the Board of Directors or the Chief Executive Officer.

         SECTION 6. TREASURER. The Treasurer shall have the care and custody of the Company funds and securities, maintain banking relationships and execute credit and collection policies. He shall perform such other duties and possess such other powers as are incident to his office.

         SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record all proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors. He shall have the custody of the seal of the Company and shall affix the same to all instruments

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requiring it, and attest the same. He shall perform such other duties and possess such other powers as are incident to his office.

                                   ARTICLE VI
                          Certificate of Capital Stock

         SECTION 1. FORM AND TRANSFERS. The interest of each shareholder of the Company shall be evidenced by certificates for shares of capital stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe.

         Transfers of shares of the capital stock of the Company shall be made only on the books of the Company, which shall include the books of the stock transfer agent, by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent appointed as provided in Section 4 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes. The Board may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company. Certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the President or a Vice-President, and may be countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         SECTION 2. FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors shall fix a date not more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action, as the record date for any such determination of shareholders.

         SECTION 3. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. No certificate for shares of capital stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion require. A new

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



certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

         SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of capital stock to bear the signature or signatures of any of them. One corporation may serve as both transfer agent and registrar.

         SECTION 5. EXAMINATION OF BOOKS BY SHAREHOLDERS. So far as it is not inconsistent with the law of New Jersey, the Board of Directors shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the books and records of account, minutes of the proceedings of the shareholders, Board of Directors and any committee of the Company, and other documents of the Company, or any of them, shall be open to inspection of the shareholders.

         SECTION 6. VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, or either of them, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of Shareholders of any corporation in which this Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

                                  ARTICLE VII
                                    Dividends

         Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law.

                                  ARTICLE VIII
                                   Signatures

         Unless otherwise required by law, by the Certificate of Incorporation, by these By-laws, or by resolution of the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President, Sector President, Group President, or Vice President, or the Controller or the Treasurer of the Company may enter into and execute in the name of the Company, contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized either generally or specifically by the Board of Directors, and the Secretary or an Assistant Secretary shall affix the Company seal thereto and attest the same, if required.

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                                   ARTICLE IX
                                   Fiscal Year

         The fiscal year of the Company shall begin on the 1st day of October in each year and end on the September 30th next succeeding.

                                   ARTICLE X
                       Directors May Contract With Company

         Any Director or corporate officer may be a party to or may be interested in any agreement or transaction of this Company by which he may personally benefit, with the same force and effect as if he were either an entire stranger to the Company or to the Board of Directors, provided the fact that he is so interested or may personally benefit shall be disclosed or shall have been known to the majority of the Board of Directors; and further provided that such agreement or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors not so interested or benefited.

                                   ARTICLE XI
                                 Indemnification

         The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company.

                                  ARTICLE XII
                                   Amendments

         These By-laws may be altered, amended or repealed by the shareholders or by a majority vote of the Directors then in office. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by a majority vote of the Directors then in office unless the resolution of the shareholders adopting such By-law expressly reserves the right to amend or repeal it to the shareholders.

                                  ARTICLE XIII
                           Force and Effect of By-Laws

         These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Company's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.

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